Exhibit 10.3
First Amendment To
Purchase and Sale Agreement
And Joint Escrow Instructions
(TSG — LITTLE VALLEY)
     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”), dated as of September 3, 2009, is by and between TSG LITTLE VALLEY, LP, a California limited partnership (“Seller”), and SPT LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company (“Buyer”), and amends that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 30, 2008 as previously amended by those certain Amended/Supplemental Escrow Instructions dated October 16, 2008 and October 27, 2008, October 27, 2008, November 11, 2008, November 25, 2008, December 30, 2008, January 13, 2009, January 27, 2009, February 24, 2009 and that certain undated Corrective Amendment (as amended, the “Agreement”). Capitalized terms used herein shall have the meanings given them in the Agreement unless otherwise defined herein. To the extent of any inconsistency between the terms set forth in the Agreement and this Amendment, the terms set forth in this Amendment shall control.
     Seller and Buyer hereby reinstate the Agreement and further agree to amend the Agreement as follows:
1. The defined term “Land” is revised to mean all the properties described on Exhibit “A” attached hereto.
2. The defined term “Purchase Price” is revised to be Nine Million Six Hundred Thousand Dollars ($9,600,000.00).
3. The defined term “Deposit” is revised to mean Two Million Dollars ($2,000,000.00). The Deposit shall be immediately released to Seller, and shall not be refundable to Buyer except upon a termination of this Agreement as a result of Seller’s default of a material obligation under this Agreement occurring prior to the Close of Escrow or a failure of an express condition precedent under this Agreement to Buyer’s obligation to purchase the Property.
4. The Close of Escrow shall occur on or before November 30, 2009.
     IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement and Joint Escrow Instructions as of the date first above written.

TSG LITTLE VALLEY, L.P., a California limited partnership

By:	Portfolio Partners, Inc., a California Corporation

	By:	/s/ Stevan J. Gromet

Stevan J. Gromet, President
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SPT LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company

By:	The Shopoff Corporation, a Delaware corporation, its General Partner

	By:	/s/ William A. Shopoff

William A. Shopoff, President